Exhibit 99.1

22nd Century CEO & Chairman Larry Firestone: Improved Gross Margin, ~5,000 Retail Outlets and >$50B Market Opportunity Highlight Mid-Year Stockholder Letter

VLN® Category Leader Accelerates 2H 2026 Growth Phase as Same-Store Sales Climb

22nd Century Accelerates 2H 2026 Commercial Execution

MOCKSVILLE, N.C., September 1, 2026 — 22nd Century Group, Inc. (Nasdaq: XXII), the leader in low-nicotine tobacco, low-nicotine cigarettes and the only tobacco products company focused on reducing the harms of smoking through nicotine reduction, today issued the following letter to stockholders from Lawrence Firestone, the Chief Executive Officer of 22nd Century Group, Inc.:

2026 Mid-Year Strategic Update Shareholder Letter

Dear Shareholders,

At 22nd Century Group, we believe long-term shareholder value is created when a company has a clear mission, a differentiated product and strategy, and the discipline to execute. Our mission remains unchanged: to help adult smokers combat the harms of tobacco and nicotine. As the architect of the newest category for smoking harm reduction, the low-nicotine category, our strategy is rooted in our proprietary low-nicotine tobacco platform that fills a unique place in the market, the industry and society. Our VLN® cigarettes remain the first and only low-nicotine combustible cigarette authorized by the U.S. Food and Drug Administration specifically to reduce the harms of smoking by helping smokers smoke less.

Over the past several months, we have been setting that foundation through disciplined execution, expanding the classes of trade we sell through, strengthening retail availability and consumer awareness, improving our product portfolio, and continuing to invest in low-nicotine technology. Today our focus is squarely on execution: expanding commercialization of our Pinnacle and VLN® brands, improving the economics of the business, and positioning the Company for sustainable, profitable growth.

This is how we win and how we create long-term shareholder value and, over time, increased market capitalization.

We Win by Expanding Our Retail Presence — 2,000 Outlets Today, ~5,000 by Year-End

Consumers are already supporting our brands in approximately 2,000 retail outlets across the US and several of our newest adult consumers have told us how satisfied they are with switching to VLN® cigarettes. The word has begun to travel through consumers and our marketing initiatives will continue to drive awareness and trial.

To build on that demand, we recently launched Pinnacle Pure alongside Pinnacle VLN® in states that have authorized these products, broadening the value-driven Pinnacle brand. We are now taking both product families into California through an initial retail trial, as well as into the high-visibility markets of metro New York and northern New Jersey. This will be followed in the fourth quarter of 2026 with a new digital convenience platform offering direct to consumer home delivery of our products.

Investors will see additional announcements in the second half of 2026 on wins by expanding our distribution network. As our footprint grows to approximately 5,000 outlets by year-end, we are strengthening not only the category itself, but also 22nd Century’s leadership position within it.

We Win by Driving Commercial Execution That Can Scale

Winning in this business requires more than innovation. It requires execution in distribution, on the shelf, and through consumer adoption and repeat purchase. That is why we remain focused on building a stronger branded products business with increasing retail presence, led by our Pinnacle portfolio, better trade execution, and stronger support for our commercial partners.

We offer the only low-nicotine cigarette which is in a familiar form to smokers, and with a recognizable brand, national distribution and disciplined shelf placement, this will enable the opportunity for trial and improve repeat purchase and revenue over time for our VLN® cigarette products.

We are now measuring early data on rate of sale. Since the beginning of the year, same-store sales have been growing each month, and we have seen VLN® cigarette trial turn into carton purchases rather than individual packs. Data from retail point-of-sale is showing that volume has grown consistently by an average of 10% per month in non-promotion periods, and we estimate now that active VLN® user trial exceeds 5,000 cases and continues to grow monthly.

Our goal is to build consumer awareness, smoking consumer adoption and brand loyalty. Then while rate of sale improves, reorder patterns and revenue will become more consistent, our platform will become increasingly more valuable to customers, retailers, and shareholders alike.

We Win by Improving the Economics — Gross Margin

One of our most important priorities has been improving the economic quality of our revenue. Shifting the mix of our revenue to our branded portfolio is our primary focus. Then, as we grow our branded products that carry positive gross margins will continue to drive profitability. This shift is occurring in the third quarter 2026 and will continue as we go forward, but remains dependent on consistent volume for our factory of our branded products.

We Win by Building More Than a Single Product

Our long-term opportunity extends beyond our current family of VLN® products and will leverage our robust IP portfolio. We are building a broader platform appealing to different consumer brand choices. This will allow us to grow the low-nicotine category by expanding our VLN® product offerings and form factors, supporting additional partner opportunities, and selectively pursuing ways to leverage our proprietary low-nicotine technology more broadly.

We believe this platform approach is important because it creates multiple paths to value. It allows us to drive toward the long-term strategic value in the foundation that we have built. Over time, we believe successful execution across these fronts can translate into stronger business performance, broader investor recognition, and a more appropriate market valuation for the Company.

This Is How We Create Long-Term Shareholder Value in the >$50 Billion US Market

Our path forward is grounded in a large, unserved market of smokers seeking a low-nicotine combustible alternative to their current brands, a market we currently serve alone. Consumers have found our products on the shelf, and adoption is growing each month. With a base of repeat consumers in place, we will introduce marketing and consumer engagement programs to drive accelerated awareness and adoption while maintaining pricing discipline.

While building a new category takes persistence, 22nd Century is the clear leader and has a real opportunity to capture a meaningful portion of the estimated >$50 billion annual US combustible cigarette market at retail. Every pack we sell to build the low nicotine category is a share shift. We do not view our initiatives as isolated efforts. Rather, they are connected parts of one overarching value creation strategy.

On behalf of the Board of Directors and the entire 22nd Century team, thank you for your continued support and confidence.

Sincerely,

Lawrence D. Firestone

Chairman and Chief Executive Officer

22nd Century Group, Inc.

About 22nd Century Group, Inc.

22nd Century Group is pioneering the tobacco harm reduction movement by enabling smokers to take control of their nicotine consumption.

Our Technology is Tobacco

Our proprietary non-GMO reduced nicotine tobacco plants were developed using our patented technologies that regulate alkaloid biosynthesis activities resulting in a tobacco plant that contains 95% less nicotine than traditional tobacco plants. Our extensive patent portfolio has been developed to ensure that our high-quality tobacco can be grown commercially at scale. We continue to develop our intellectual property to ensure our ongoing leadership in the tobacco harm reduction movement.

Our Products

We created our flagship product, the VLN® cigarette using our low nicotine tobacco, to give traditional cigarette smokers an authentic and familiar alternative in the form of a combustible cigarette that helps them take control of their nicotine consumption. VLN® cigarettes have 95% less nicotine compared to traditional cigarettes and have been proven to allow consumers to greatly reduce their nicotine consumption.

FDA Authorized

Our VLN® cigarette is the only low nicotine combustible cigarette authorized by the FDA in the United States.

VLN® is a registered trademark of 22nd Century Limited LLC.

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryVLN®.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, and (iii) our financial and operating performance. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 20, 2026, and Quarterly Reports on Form 10-Q on May 7, 2026 and August 14, 2026. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact

Daniel Otto

Chief Financial Officer & Investor Relations

22nd Century Group

investorrelations@xxiicentury.com